EXHIBIT 10.1

SECURITIES TRANSFER AGREEMENT

This Securities Transfer Agreement is dated as of August 25, 2026 (this “Transfer”), by and among Southern Cross Acquisition II Sponsor Corp., a Cayman Islands exempted company (the “Seller”), Southern Cross Acquisition II Corp., a Cayman Islands exempted company (the “Company”), and Ally Tong Zhang, with an address at 14 Pitlochry Place, Highland Park, Auckland, New Zealand (the “Buyer”).

WHEREAS, on the terms and subject to the conditions set forth in this Transfer, the Seller wishes to transfer to the Buyer certain amount of ordinary shares, $0.0001 par value (“Ordinary Shares”) of the Company, a newly-organized blank check company, or special purpose acquisition company, formed for the purpose of effecting a merger, stock exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”), and the Buyer wish to purchase and receive such Initial Shares (as defined below) from the Seller.

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Transfer, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Transfer of Initial Shares. Seller hereby agrees to transfer immediately as of the date hereof 15,000 Ordinary Shares to the Buyer (the “Initial Shares”), and the Buyer have agreed to pay the Seller $130 (the “Purchase Price”), in consideration of the transfer of the Initial Shares.

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Section 2. No Conflicts. Each party represents and warrants that neither the execution and delivery of this Transfer by such party, nor the consummation or performance by such party of any of the transactions contemplated hereby, will with or without notice or lapse of time, constitute, create or result in a breach or violation of, default under, loss of benefit or right under or acceleration of performance of any obligation required under any agreement to which it is a party.

Section 3. Investment Representations. The Buyer represents and warrants, with respect to himself or herself only, as set forth herein. The Buyer hereby acknowledges that an investment in the Initial Shares involves certain significant risks. Such Buyer has no need for liquidity in its investment in the Initial Shares for the foreseeable future and is able to bear the risk of that investment for an indefinite period. The Buyer acknowledges and hereby agrees that the Initial Shares will not be transferable under any circumstances unless registered by the Company in accordance with federal and state securities laws or sold in compliance with an exemption under such laws and such transfer complies with all applicable lock-up restrictions on such Buyer (as described in the Company’s draft registration statement on Form S-1, as may be amended (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to a contemplated underwritten public offering by the Company (the “Public Offering”)). The Buyer further understands and agrees that the Buyer will be required to execute and deliver (a) a letter agreement including, among other provisions, the foregoing transfer restrictions, and (b) a stock escrow agreement with respect to such shares, in each case as described in the Registration Statement, and that any certificates evidencing the Initial Shares bear a legend referring to such transfer restrictions.

The Initial Shares are being acquired solely for the Buyer’s own account, for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; and the Buyer has no present plans to enter into any contract, undertaking, agreement or arrangement for such resale, distribution, subdivision or fractionalization. The Buyer has been given the opportunity to (i) ask questions of and receive answers from the Seller and the Company concerning the terms and conditions of the Initial Shares, and the business and financial condition of the Company and (ii) obtain any additional information that the Seller possess or can acquire without unreasonable effort or expense that is necessary to assist the Buyer in evaluating the advisability of the purchase of the Initial Shares and an investment in the Company. The Buyer is not relying on any oral representation made by any person as to the Company or its operations, financial condition or prospects. The Buyer is not a “U.S. person” as defined in Rule 902 of Regulation S. The Buyer is not acquiring the Initial Shares for the account or benefit of any U.S. person as defined in Rule 902 of Regulation S or with a view to distribution. No subscription, application or agreement in connection with the Initial Shares was executed or delivered by the Buyer in the United States.

Section 4. Miscellaneous. This Transfer, together with the certificates, documents, instruments and writings that are delivered pursuant hereto, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter. This Transfer may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. This Transfer may not be amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. Except as otherwise provided herein, no party hereto may assign either this Transfer or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Transfer to be effective as of the date first set forth above.

SELLER:

SOUTHERN CROSS ACQUISITION II SPONSOR CORP.

By:	/s/ Peizhong Yu
Name:	Peizhong Yu
Title:	Sole Director

BUYER: /s/ Ally Tong Zhang
Ally Tong Zhang

COMPANY:

SOUTHERN CROSS ACQUISITION II CORP.

By:	/s/ Ally Tong Zhang
Name:	Ally Tong Zhang
Title:	Chief Executive Officer

[Signature Page to Securities Transfer Agreement]

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